UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2010
eResearchTechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29100	22-3264604

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street, Philadelphia, PA	19103

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 215-972-0420
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 27, 2010, eResearchTechnology, Inc. (“ERT”) entered into a Credit Agreement (the “Credit Agreement”) with Citizens Bank of Pennsylvania (the “Lender”) which provided for a $40 million revolving credit facility and, in connection therewith, ERT executed a Revolver Note dated May 27, 2010 in the original principal amount of $40 million payable to the order of the Lender (the “Note”). ERT’s wholly-owned subsidiaries, ERT Tech Corporation, ERT Investment Corporation and Covance Cardiac Safety Services Inc. (individually a “Guarantor” and collectively the “Guarantors”) executed an acknowledgement to the Credit Agreement and also executed a Guaranty dated May 27, 2010 (the “Guaranty”) in favor of the Lender, to which ERT was a party solely for purposes of certain subordination provisions. To secure its obligations under the Credit Agreement, ERT and the Lender executed a Charge Over Shares and Securities dated May 27, 2010 (the “Charge”) pursuant to which ERT pledged to the Lender its rights with respect to 169 ordinary shares of eResearchTechnology UK1 Limited (the “Shares”), representing 65% of the outstanding shares of eResearchTechnology UK1 Limited. Please see Item 2.03 of this Report for further discussion of the terms of the Credit Agreement, the Note, the Guaranty and the Charge.
On May 28, 2010, Blitz F10-acht-drei-fünf GmbH & Co. KG (the “Purchaser”), an indirect wholly-owned subsidiary of ERT, entered into an amendment to the previously reported Definitive Purchase Agreement dated April 29, 2010 (the “Purchase Agreement”) between the Purchaser and CareFusion Germany 234 GmbH (the “Seller”), an indirect wholly-owned subsidiary of CareFusion Corporation (“CareFusion”). The amendment provided for the transfer of the shares of Research Services Germany 234 GmbH, a wholly-owned subsidiary of the Seller (the “Company”) upon confirmation of an irrevocable wire transfer by Purchaser of the purchase price and provided the Seller with a call option should the funds not arrive by June 8, 2010. Seller has provided confirmation of the receipt of the funds. The amendment also provided for the payment of additional retention bonuses to certain employees of the Seller who will remain with the Company.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On May 28, 2010, the parties completed the transactions contemplated by the Purchase Agreement, as amended, and the Purchaser acquired all of the outstanding stock of the Company and thereby acquired the clinical research services business of CareFusion pursuant to the terms of the Purchase Agreement. The purchase price was $80.8 million after giving effect to preliminary closing balance sheet adjustments, and remains subject to final closing balance sheet adjustments that ERT does not anticipate will be material. The purchase price was paid in cash, including $10.8 million drawn under the Credit Agreement.
The obligations of the Seller and the Purchaser under the Purchase Agreement were guaranteed by CareFusion and ERT, respectively, under a Reciprocal Guaranty (the “Reciprocal Guaranty”). In addition, CareFusion has agreed that, for a period of five years, it will not, and will cause its Affiliates not to, disclose any confidential information, compete with the business of the Company or directly or indirectly solicit employees of the Company, subject to certain permitted exceptions.

Other than with respect to the transactions reported in this Item 2.01 of this Report, there is no material relationship between CareFusion or any of its affiliates, including the Seller, and ERT or any of its affiliates or, to ERT’s knowledge, any director or officer of ERT, or any associate of any such director or officer.
The Purchase Agreement and the Reciprocal Guaranty were filed as exhibits to ERT’s Report on Form 10-Q filed on May 7, 2010, and the amendment to the Purchase Agreement is being filed as an exhibit to this Report. The summaries of the Purchase Agreement, as amended, and the Reciprocal Guaranty contained in this Report may not contain all of the information about these agreements that is important to investors. Therefore, it is recommended that each investor read carefully the copy of these agreements. These agreements are intended to provide information about their respective terms. They are not intended to provide any other factual information about ERT, CareFusion, the Seller or the Purchaser. The representations and warranties contained therein were made as of specific dates, may be subject to important qualifications and limitations and may have been included therein for the purpose of allocating risk between the parties rather than to establish matters as facts. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of filing of this Report, may have changed since the date they were made, and subsequent developments or new information qualifying a representation or warranty may be included in documents filed with the Securities and Exchange Commission (the “SEC”) in the future. Accordingly, these representations and warranties should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under these agreements and should not rely on any representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, ERT or the Company.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On May 27, 2010, ERT and the Lender entered into the Credit Agreement, which provides for a $40 million revolving credit facility, and ERT executed and delivered the Note payable to the order of the Lender. The Guarantors have guaranteed ERT’s obligations under the Credit Agreement and the Note pursuant to the Guaranty. To secure its obligations under the Credit Agreement and the Note, ERT pledged to the Lender its rights with respect to the Shares pursuant to the terms of the Charge. Also on May 27, 2010, ERT borrowed $23 million under the Credit Agreement to finance a portion of the purchase price for the Company and related transaction costs and to provide working capital.
At the option of ERT, borrowings under the Credit Agreement bear interest either at the Lender’s prime rate or at a rate equal to LIBOR plus a margin ranging from 1.00% to 1.75% based on ERT’s senior leverage ratio as calculated under the Credit Agreement. In addition, ERT will pay a quarterly unused commitment fee ranging from 0.10% to 0.20% of the unused commitment based on ERT’s senior leverage ratio. Borrowings under the Credit Agreement may be prepaid at any time in whole or in part without premium or penalty, other than customary breakage costs, if any. The Credit Agreement terminates, and any outstanding borrowings mature, on May 27, 2013.
The Credit Agreement requires ERT to maintain a maximum senior leverage ratio of 2.0 to 1.0 and a minimum debt service coverage ratio of 1.5 to 1.0, in each case as calculated under the Credit Agreement. The Credit Agreement contains other customary affirmative and negative covenants including, but not limited to, limitation upon ERT’s ability to:
•	incur liens or indebtedness;
•	merge, consolidate or dispose of assets;

•	make loans or investments;
•	pay dividends or other distributions;
•	engage in certain transactions with affiliates; and
•	change its business or amend its organizational documents.
The Credit Agreement contains events of default customary for facilities of this type including, but not limited to:
•	nonpayment of principal, interest, fees or other amounts when due;
•	breach of any representations or warranties;
•	breach of any affirmative or negative covenants, subject to any applicable cure periods;
•	default in respect of any indebtedness of ERT or any of its subsidiaries in an amount in excess of $1.0 million;
•	bankruptcy, insolvency or similar events involving ERT or any of its subsidiaries;
•	entry of a judgment against ERT or any of its subsidiaries of at least $750,000;
•	a change of control;
•	certain adverse events under ERT’s ERISA plans or those of its subsidiaries; and
•	the occurrence of any event that has or could reasonably be expected to have a material adverse effect as defined in the Credit Agreement.
The description of the provisions of the Credit Agreement, the Note, the Guaranty and the Charge may not contain all of the information that is important to investors. Therefore, it is recommended that each investor read carefully a copy of these agreements, which are filed as exhibits to this Report. These agreements are intended to provide information about their respective terms. They are not intended to provide any other factual information about ERT or its subsidiaries. The representations and warranties contained therein were made as of specific dates, may be subject to important qualifications and limitations and may have been included therein for the purpose of allocating risk between the parties rather than to establish matters as facts. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of filing of this Report, may have changed since the date they were made, and subsequent developments or new information qualifying a representation or warranty may be included in documents filed with the SEC in the future. Accordingly, these representations and warranties should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under these agreements and should not rely on any representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of ERT or any of its subsidiaries.

Item 7.01. Regulation FD Disclosure.
On June 1, 2010, ERT issued a press release announcing the completion of the acquisition and the establishment of the credit facility discussed in this Report. A copy of that press release is furnished herewith as Exhibit 99.1
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
The requisite financial statements of the Company will be filed by amendment to this Report within seventy-one (71) calendar days after the date of filing of this Report.
(b) Pro forma financial information.
The requisite pro forma financial information regarding the acquisition of the Company will be filed by amendment to this Report within seventy-one (71) calendar days after the date of filing of this Report.
(c) Shell company transactions.
None.
(d) Exhibits.

Exhibit	Exhibit Title
10.1	Credit Agreement dated May 27, 2010 between eResearchTechnology, Inc. and Citizens Bank of Pennsylvania.
10.2	Revolver Note dated May 27, 2010 made by eResearchTechnology, Inc. payable to the order of Citizens Bank of Pennsylvania.
10.3	Guaranty dated May 27, 2010 by ERT Tech Corporation, ERT Investment Corporation, Covance Cardiac Safety Services Inc. and eResearchTechnology, Inc. in favor of Citizens Bank of Pennsylvania.
10.4	Charge Over Shares and Securities dated May 27, 2010 between eResearchTechnology, Inc. and Citizens Bank of Pennsylvania.
10.5
First Amendment dated May 28, 2010 to the Agreement Relating to the Sale, Purchase and Transfer of All Shares of Research Services Germany 234 GmbH between CareFusion Germany 234 GmbH and Blitz F10-acht-drei-fünf GmbH & Co. KG.

99.1	Press Release dated June 1, 2010 of eResearchTechnology, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eResearchTechnology, Inc.
By:	/s/ Keith D. Schneck
Keith D. Schneck
Executive Vice President, Chief Financial Officer and Secretary
Dated: June 3, 2010

EXHIBIT INDEX

Exhibit	Exhibit Title
10.1	Credit Agreement dated May 27, 2010 between eResearchTechnology, Inc. and Citizens Bank of Pennsylvania.
10.2	Revolver Note dated May 27, 2010 made by eResearchTechnology, Inc. payable to the order of Citizens Bank of Pennsylvania.
10.3	Guaranty dated May 27, 2010 by ERT Tech Corporation, ERT Investment Corporation, Covance Cardiac Safety Services Inc. and eResearchTechnology, Inc. in favor of Citizens Bank of Pennsylvania.
10.4	Charge Over Shares and Securities dated May 27, 2010 between eResearchTechnology, Inc. and Citizens Bank of Pennsylvania.
10.5
First Amendment dated May 28, 2010 to the Agreement Relating to the Sale, Purchase and Transfer of All Shares of Research Services Germany 234 GmbH between CareFusion Germany 234 GmbH and Blitz F10-acht-drei-fünf GmbH & Co. KG.

99.1	Press Release dated June 1, 2010 of eResearchTechnology, Inc.